UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2011

MICHAELS STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09338	75-1943604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas 75063

DFW, Texas 75261-9566

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On December 15, 2011, Michaels Stores, Inc. (the “Company”) entered into a Fifth Amendment to Credit Agreement (the “Fifth Amendment”) to the Company’s $2,400.0 million senior secured term loan facility with Deutsche Bank AG New York Branch, as administrative agent, and the other lenders party thereto (the “Term Loan Credit Facility”).  The Fifth Amendment amends the Term Loan Credit Facility to allow for an extension of the maturity date for $619.2 million of existing term loans (the “B-3 Term Loans”) to July 31, 2016.  As a result of the Fifth Amendment, the applicable margins for the B-3 Term Loans under the Term Loan Credit Facility will be 3.50 % with respect to base rate borrowings and 4.50 % with respect to LIBOR borrowings.  The B-3 Term Loans are subject to a minimum increase in interest rates on the B-3 Term Loans in connection with any future extensions of term loans to the extent that any such future extension has an increase in effective yield in excess of 0.25% above the effective yield of the B-3 Term Loans.

The above summary of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the full text of the Term Loan Credit Facility, a copy of which is attached as Exhibit 10.5 to the Company’s Form 10-Q for the period ended October 28, 2006, filed by the Company on December 7, 2006, SEC File No. 001-09338, and each is incorporated by reference into this Item 1.01.

Certain lenders under the Term Loan Credit Facility, as amended, have engaged in, or may in the future engage in, transactions with, and perform services for, the Company and its affiliates in the ordinary course of business.

Item 9.01.              Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

10.1

Fifth Amendment to Credit Agreement, dated as of December 15, 2011, to the Credit Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., Deutsche Bank AG New York Branch, as administrative agent, the other lenders named therein, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A. and Credit Suisse, as co-documentation agents, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC as co-lead arrangers and joint bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

Dated: December 16, 2011	By:	/s/ Charles M. Sonsteby
Charles M. Sonsteby
Chief Administrative Officer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Fifth Amendment to Credit Agreement, dated as of December 15, 2011, to the Credit Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., Deutsche Bank AG New York Branch, as administrative agent, the other lenders named therein, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A. and Credit Suisse, as co-documentation agents, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC as co-lead arrangers and joint bookrunners.